Exhibit 10.96
March 9th, 2010
Mr. Shai Even
Alon USA Energy Inc.
7616 LBJ Freeway, Suite 300
Dallas, TX 75251-7030

Re:	Line Letter for $60,000,000.00 Line of Credit
Dear Mr. Even:
     Israel Discount Bank of New York (“IDB”) is pleased to advise you that it is extending to Alon USA Energy Inc. (the “Borrower”), a corporation organized and in good standing under the laws of the State of Delaware, a line of credit (“Line” or “Credit Facility”) in the maximum principal amount of $60,000,000.00, subject to the following terms and conditions of this line letter agreement (“Line Letter”) used forth below:

Credit Facility:	IDB establishes for the benefit of the Borrower the Credit Facility pursuant to which IDB may, and pursuant to the Borrower’s requests, make advances under a revolving credit line (“Revolving Credit Line” as further described below in subparagraph (a)) or issue letters of credit (each, an “L/C” and collectively, the “L/Cs”, as further described below in subparagraph (b) ) in the aggregate amount of the lesser of (i) $60,000,000.00 or (ii) 200% of the Collateral (as defined herein) (“Maximum Credit Amount”).
(a)	Revolving Credit Line. Advances under the Revolving Credit Line shall be evidenced by IDB’s Promissory Note (the “Note”) in the principal amount of $30,000,000.00.

(b)	Standby letters of credit (each, an “L/C” and collectively, the “L/Cs”) in the aggregate amount of $60,000,000.00. Each L/C shall be denominated in U.S. Dollars. The maximum tenor for each L/C shall be one year. Each L/C issued under the Line shall be governed by the terms and conditions set forth in IDB’s Continuing Letter of Credit Agreement or similar document then in effect. The fees payable in respect of each L/C are set forth in IDB’s Schedule of Letters of Credit Fees & Collection, as supplemented by Schedule 1. In the event that there are any L/Cs outstanding past the Expiration Date and IDB or the Borrower shall have decided not to renew the Line, all such outstanding L/Cs must be promptly cash secured by the Borrower for the full amount of such L/Cs or IDB indemnified

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC
511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500

by a new lender pursuant to an indemnification agreement reasonably satisfactory in all respects to IDB.

Purpose:	The purpose of the Credit Facility shall be for working capital purposes.

Expiration Date:	Borrower may utilize this Line until January 31, 2013 (the “Expiration Date”).

Interest and Principal	Interest.

Payments:	(a)	Rate. Each advance under the Revolving Credit Line shall bear interest at a rate to be elected by the Borrower at the time of each advance request equal to either:
(i)	Prime Rate Option: A rate of interest established by IDB as its prime rate of interest, as determined by IDB (the “Prime Rate”), plus a margin of 100 basis points. Any change in the Prime Rate shall take effect on the date of the change in the Prime Rate; or

(ii)	LIBOR Rate Option: A rate of interest equal to the London interbank offered rate of interest, as determined by IDB two business days before the beginning of each interest period, or as otherwise determined from time to time by IDB from IDB’s internal rate sheet (“LIBOR Rate”), as such term is defined in the Note, plus a margin of 300 basis points for interest periods of two or three months.
(b) Interest Payments. Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly pursuant to the terms of the Note.

(c) Interest Rate Floor. There shall be an interest rate floor of 4.00% for all borrowings under the Credit Facility.

Principal.

Prior to the Expiration Date and further provided that no Event of Default has occurred, the unpaid principal amount due under the Line may be repaid and reborrowed in accordance with and pursuant to the terms of the Note.

All amounts of interest, principal and other fees and other charges shall be payable no later than the Expiration Date, or upon the occurrence and continuation of an Event of Default.

Fees and Charges:	Fees and charges applicable to L/Cs are set forth in the IDB’s current Schedule of Letters of Credit Fees & Collections, as supplemented by Schedule 1, and other fees and charges applicable to the Credit Facility are

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC
511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500

set forth on Schedule 2. Additionally, other fees may be applicable to deposit accounts and other financial products and services offered by IDB, which are set forth in separate account agreements and schedules applicable to such accounts and products, and are subject to change. IDB shall have the unconditional right and discretion to charge Borrower’s operating and/or deposit account(s) for the payment of any of IDB’s fees set forth in this Line Letter, including, but not limited to, IDB’s documentation fees.

Collateral:	The Credit Facility shall be secured by a security interest in a deposit account and/or a time deposit(s) maintained at IDB and evidenced by IDB’s Assignment of Time Deposit Agreement and such other and further documentation as IDB determines necessary in its discretion.

Covenants and Conditions:	The Credit Facility is subject to the following financial covenants and conditions:
1.	Interest Coverage Ratio. The Borrower’s Interest Coverage Ratio shall be no less than 1.25 to 1.0 commencing December 31, 2010, to be tested within 45 days after the end of each fiscal quarter and within 90 days after fiscal year end. The term “Interest Coverage Ratio” shall mean and include, with respect to the fiscal period of the Borrower, the ratio of (a) EBITDA for such period to (b) interest expenses for such period. (EBITDA shall mean earnings before interest, taxes, depreciation and amortization plus cash proceeds not otherwise included in net income less cash expenses not included in net income.

2.	Funded Debt/EBITDA. The Borrower’s Funded Debt/EBITDA Ratio shall not exceed 4.5 to 1 commencing December 31, 2010, to be tested within 45 days after the end of each fiscal quarter and within 90 days after fiscal year end. The term “Funded Debt/EBITDA Ratio” used herein shall mean Total Indebtedness divided by EBITDA. The term “Total Indebtedness” shall mean all funded indebtedness of Borrower evidenced by a written instrument (including, but not limited to notes, and bankers acceptances).

3.	Current Ratio. Maintain a minimum Current Ratio of 1.0 to 1 commencing December 31, 2010, to be tested within 45 days after the end of each fiscal quarter and within 90 days after such fiscal year end. The “Current Ratio” is defined as all Current Assets divided by all Current Liabilities. “Current Assets” and “Current Liabilities” are to be determined in accordance with generally accepted accounting principles.

4.	No Losses. The Borrower agrees that if Borrower incurs a net loss on a combined basis in any fiscal quarter determined for Borrower and its subsidiaries on a consolidated basis commencing with the third fiscal quarter of 2010 and thereafter, the Maximum Credit

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC
511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500

Amount available to Borrower shall be the lesser of (i) $30,000.000.00 or (ii) the value of the Collateral of the time in question.

5.	Covenant Compliance. If Borrower shall not be in compliance with financial covenants listed above for any fiscal quarter, then the interest rate and the standby L/C Fee shall each increase by 0.5% per annum, until compliance is achieved in subsequent quarters. If Borrower shall not be in compliance with same financial covenants for two consecutive quarters, such noncompliance shall constitute an Event of Default. Upon such or other continuing Event of Default and/or any violation of a negative covenant (listed below), then the Maximum Credit Amount shall be the lesser of (i) $30,000,000.00 or (ii) the value of the Collateral.

6.	Compliance; Existence. The Borrower shall materially comply with laws and contractual obligations, payment of obligations and preserve its existence.

7.	No Change of Name. The Borrower shall not change its name without the prior written consent of IDB.

Conditions Precedent:	Prior to the Borrower’s initial and each subsequent request for an advance or financial accommodation under the Credit Facility, it shall have provided to IDB the following:
1.	A copy of the resolutions passed by the Borrower’s Board of Directors certified by its Secretary as being in full force and effect authorizing the borrowing described herein, incumbency certificate for Borrower identifying all authorized officers with specimen signatures and the execution of all documents and agreements required by IDB to evidence and secure the Credit Facilities, which shall include this Line Letter, Note, General Security Agreements and such other documents, all in form and substance acceptable to IDB and its counsel in their sole discretion;

2.	Copies of the certificates of incorporation of the Borrower;

3.	Payment of all fees, expenses and charges invoiced by IDB;

4.	The absence of any action, suit, investigation or proceeding pending or threatened in any court of before any arbitrator or governmental authority that purports (a) to materially and adversely impact the Borrower or its subsidiaries, or (b) to affect any transaction contemplated hereby or the ability of the Borrower or its subsidiaries to perform their respective obligations under the Credit Facility.

Financial Information:	The Borrower agrees that, so long as any obligations under the Credit Facility remain outstanding, the Borrower shall furnish to IDB:
1.	Within 90 days after the end of each of its fiscal years, the financial statements of the Borrower dated as of the end of the reported fiscal

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC
511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500

year, which shall be audited by a certified public accountant acceptable to IDB and be without material exception or qualification, along with consolidating schedules of the Borrower;

2.	Within 45 days of the fiscal quarter ending 3/31, 6/30 and 9/30 the financial statements of the Borrower dated as of the end of the reported fiscal quarter. These statements shall be reviewed by a certified public accountant acceptable to IDB;

4.	Delivery of quarterly compliance certificates with financial covenant calculations and officer’s statements as to no event of default within 45 days from the end of each fiscal quarter ending 3/31, 6/30 and 9/30 and within 90 days of the fiscal quarter ending 12/31;

5.	Monthly cash flow, balance sheet and income statement forecasts for the 12-month fiscal period ending 12/31 shall be submitted no later than 90 days after fiscal year end;

6.	Notice of default, litigation, proceedings or investigations, and material changes in accounting or financing reporting practices.

Examinations:	The Borrower shall allow representatives of IDB to examine any of its books, records and collateral, at any reasonable time and shall be for the account of the Borrower.

Documentation:	The utilization of the Credit Facility will be subject to the execution and delivery to IDB of such agreements, documents, instruments, and certificates as may be requested by IDB and its counsel to evidence the Credit Facility, guarantees, security interests and other matters relating to the Credit Facility in form and substance satisfactory to IDB and its counsel, in their sole discretion. Reasonable legal fees and costs shall be for the account of the Borrower.

Negative Covenants:	The Borrower is prohibited from: (i) incurring additional debt; (ii) granting liens; (iii), entering into agreements for joint ventures, mergers or sales of all or substantially all of Borrower’s assets; (iv) guaranteeing the indebtedness of other persons or entities other than its subsidiaries; (v) unless no Event of Default shall occur or arise therefrom, issuing dividends or capital expenditures, it being understood that Borrower shall provide to IDB a pro-forma certificate prior to any major distribution; (vi) making loans and advances to officers and related entities; or (vii) making material changes in the nature of its business.

USA Patriot Act:	To comply with applicable law, the Borrower and beneficial owners of the Borrower shall provide IDB with verifiable information including: name, address, and corporate tax identification number, date of birth and social security number (if an individual) and other information. This information may be shared with government agencies and regulators as required by applicable law. The Borrower further confirms and represents that it is in

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC
511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500

compliance with all applicable terms and conditions under the USA PATRIOT Act.

General Information:	The Borrower shall supply IDB with other such information, reports, and statements as it may reasonably request, and agrees to cooperate with IDB in order to comply with the terms and conditions of this Line Letter.

Events of Default:	The following shall constitute events of default (“Events of Default”) under the Line, entitling IDB to pursue all rights and remedies available under the loan documents and applicable law:
1.	Nonpayment of principal or interest due under the Credit Facility not cured within 3 business days from the due date;

2.	Nonpayment of fees or other amounts due under the Credit Facility and such nonpayment is not cured within 5 business days from the due date;

3.	Any representation or warranty providing to have been materially incorrect when made or confirmed;

4.	Failure to perform or observe covenants set forth in the loan documents within 20 business days from such failure;

5.	Commencement of a bankruptcy or insolvency proceeding against the Borrower (and, in cases of an involuntary proceeding only, such action is not dismissed within 20 days);

6.	Actual or asserted invalidity of any loan document related to the Credit Facility;

7.	Change in control or ownership of Borrower; and

8.	Any other Events of Default set forth in the Note.

9.	Default on any other lending facility of the Borrower and/or its subsidiaries shall occur, and shall continue after the applicable grace period, if any, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of outstanding indebtedness under such facility.

General Indemnity:	Borrower shall indemnify IDB, its affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel of any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party, Borrower or its affiliates arising out of, in connection with, or as a result of the execution and delivery of the loan documents for the Credit Facility or any related agreement or instrument contemplated, the performance by the parties to the loan documents or their respective obligations under such agreements or the consummation of the transactions contemplated by such agreements.

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC
511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500

Waiver; Jurisdiction:	IT IS UNDERSTOOD AND AGREED THAT IN THE EVENT OF ANY LITIGATION OR ACTION ARISING OUT OF OR RELATING TO THE CREDIT FACILITY OR THEIR BANKING RELATIONSHIP, THE UNDERSIGNED PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY AND CONSENT TO THE JURISDICTION OF THE COURTS OF (I) THE STATE OF NEW YORK OR (II) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK. No waiver of any terms or conditions of this Line Letter or any other loan documents shall be effective unless set forth in writing and executed by the Borrower and officers of IDB.

Applicable Law:	This Letter and the terms and conditions contained herein are to be construed according to and governed by the internal laws of the State of New York.

Acceptance:	By signing below, the Borrower agrees to the terms and conditions set forth in this Line Letter, which terms may not be amended or modified unless in a writing executed by the Borrower and IDB.

Unused Line Fee:	Borrower shall pay to IDB, on the 5th day of each month, an unused line fee in an amount equal to one-half percent (0.50%) per annum (calculated on the basis of actual number of days elapsed in a year of 360 days) multiplied by the amount by which the Maximum Credit Amount exceeds the sums of the average daily outstanding amount of the Credit Facility during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Expiration Date. This unused line fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.
     Please indicate your agreement and acceptance of the foregoing by signing and returning the enclosed copy of this letter by March 9, 2010. Should you have any questions, please contact the undersigned at your convenience at (212) 551-8126.

Very truly yours, ISRAEL DISCOUNT BANK OF NEW YORK
By:	/s/ Amir Barash
Amir Barash, SVP

By:	/s/ Itai Zalutzki
Itai Zalutzki, AVP

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC
511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500	[P:\JKS\ALON\LINE LETTER — REDLINED]

AGREED AND ACCEPTED:
Borrower:

ALON USA ENERGY INC.
By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Senior Vice President and Chief Financial Officer

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC
511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500